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                                                               Exhibit 10.13(iv)

                             FORT JAMES CORPORATION
                           1996 STOCK INCENTIVE PLAN
                         1997 AMENDMENT AND RESTATEMENT

     FORT JAMES CORPORATION (the "Company") hereby adopts this 1997 Amendment and Restatement of the Fort James Corporation 1996 Stock Incentive Plan, effective as of August 12, 1997.

     1. Purpose. The purpose of the 1997 Amendment and Restatement of the Fort James Corporation 1996 Stock Incentive Plan (the "Plan") is to further the long term stability and financial success of the Company by attracting and retaining key management employees and employees of the Company and its Subsidiaries and Foreign Affiliates who can contribute to the financial success of those corporations through the use of stock incentives. It is believed that ownership of Company Stock will stimulate the efforts of those employees upon whose judgment, interest and efforts the Company and its Subsidiaries and Foreign Affiliates is and will be largely dependent for the successful conduct of their business. It is also believed that awards granted to such employees under this Plan will also further the identification of those employees' interests with those of the Company's shareholders.

     The restated Plan has been adopted by the Board of Directors. The restated Plan reflects the provisions of the Plan as originally approved by the Company's shareholders, and as subsequently amended with the approval of the Company's shareholders, including the change in the Company's name. The Plan is intended to conform to the provisions of Securities and Exchange Commission Rule 16b-3 ("Rule 16b-3").

     2. Definitions. As used in the Plan, the following terms have the meanings indicated:

     (a)  "Act" means the Securities Exchange Act of 1934, as amended.

     (b) "Applicable Withholding Taxes" means the aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with any exercise of an Option or the award, lapse of restrictions or payment with respect to Restricted Stock or Incentive Stock.

     (c) "Award" means the award of an Option, Restricted Stock, Incentive Stock or a Performance Grant under the Plan.

     (d) "Beneficiary" means the person or persons entitled to receive a benefit pursuant to an Award upon the death of a Participant determined under Section 19.

     (e)  "Board" means the Board of Directors of the Company.

     (f)  "Change of Control" means:

          (i) The acquisition by any unrelated person of beneficial ownership (as that term is used for purposes of the Act) of 20% or more of the then
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                 outstanding shares of common stock of the Company or the
                 combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. The term "unrelated person" means any person other than (x) the Company and its Subsidiaries, (y) an employee benefit plan or trust of the Company or its Subsidiaries, and
                 (z) a person who acquires stock of the Company pursuant to an agreement with the Company that is approved by the Board in advance of the acquisition, unless the acquisition results in a Change of Control pursuant to subsection (ii) below. For purposes of this subsection, a "person" means an individual, entity or group, as that term is used for purposes of the Act.

          (ii) Any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

     (g)  "Code" means the Internal Revenue Code of 1986, as amended.

     (h) "Committee" means the committee appointed to administer the Plan as provided in Section 16.

     (i)  "Company" means Fort James Corporation.

     (j) "Company Stock" means common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section
          15), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

     (k) "Corporate Change" means a consolidation, merger, dissolution or liquidation of the Company, a Subsidiary or Foreign Affiliate, or a sale or distribution of assets or stock (other than in the ordinary course of business) of the Company, a Subsidiary or Foreign Affiliate; provided that, unless the Committee determines otherwise, a Corporate Change shall only be considered to have occurred with respect to Participants whose business unit is affected by the Corporate Change.

     (l) "Date of Grant" means the date as of which an Award is made by the Committee.

     (m) "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Section 22(e)(3) of the Code. As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

     (n) "Fair Market Value" means (i) if the Company Stock is traded on an exchange, the mean of the highest and lowest registered sales prices of the Company Stock on the exchange on which the Company Stock generally has the greatest trading volume, or (ii) if the Company Stock is traded in the over-the-counter market, the

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          mean between the closing bid and asked prices as reported by NASDAQ.
          Fair Market Value shall be determined as of the applicable date specified in the Plan or, if there are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock is traded.

     (o) "Foreign Affiliate" means an entity that is not organized under the laws of the United States, or any state thereof or any political subdivision of any state, and in which the Company has, directly or indirectly, a substantial interest.

     (p) "Incentive Stock" means Company Stock awarded when performance goals are achieved pursuant to an incentive plan established by the Committee as provided in Section 8.

     (q) "Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable Federal income tax treatment under, Code section 422.

     (r)  "Insider" means a person subject to Section 16(b) of the Act.

     (s) "Nonstatutory Stock Option" means an Option that does not meet the requirements of Code section 422, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

     (t) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

     (u) "Parent" means, with respect to any corporation, a parent of that corporation within the meaning of Code section 424(e).

     (v)  "Participant" means any employee who receives an Award under the Plan.

     (w) "Replacement Feature" means a feature of an Option, as described in the Participant's stock option agreement, that provides for the automatic grant of a Replacement Option in accordance with the provisions of Section 9(b).

     (x) "Replacement Option" means an Option granted to a Participant equal to the number of shares of already owned Company Stock that are delivered by the Participant to exercise an Option, as described in Section 9(b).

     (y) "Restricted Stock" means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 7.

     (z) "Rule 16b-3" means Rule 16b-3 of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

     (aa) "Subsidiary" means an entity of which the Company owns 50% or more of the total combined voting power of all classes of stock.

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     (bb) "10% Shareholder" means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

     3.   General.  The following types of Awards may be granted under the Plan:
Options, Restricted Stock, Incentive Stock and Performance Grants. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

     4. Stock. Subject to Section 15 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 13,146,774 shares of Company Stock, which shall be authorized, but unissued, shares. The 13,146,774 shares reserved for issuance under the Plan include 1,146,774 shares available for the grant of options under the Company's 1987 Stock Option Plan (the "1987 Plan") that will not be granted and 1,000,000 shares reserved for issuance under the Company's Deferred Stock Plan which will not be awarded. The 13,146,774 shares reserved also includes 2,000,000 shares allocable to Options that are expected to expire or otherwise terminate unexercised under the 1987 Plan and awards under the Deferred Stock Plan that are expected to be forfeited. Shares allocable to Options granted under the Plan that expire or otherwise terminate unexercised and shares that are forfeited pursuant to restrictions on Restricted Stock or Incentive Stock awarded under the Plan may again be subjected to an Award under this Plan. For purposes of determining the number of shares that are available for Awards under the Plan, such number shall, if permissible under Rule 16b-3, include the number of shares surrendered by a Participant or retained by the Company in payment of Applicable Withholding Taxes.

     5.   Eligibility.

     (a) Any employee of the Company or a Subsidiary or Foreign Affiliate who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company shall be eligible to receive Awards under the Plan. Directors of the Company who are employees and are not members of the Committee are eligible to participate in the Plan. The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible employees to receive Awards and to determine for each employee the terms, conditions and nature of the Award and the number of shares to be allocated to each employee as part of the Award. The Committee is expressly authorized to make an Award to a Participant conditioned upon the surrender for cancellation of an existing Award.

     (b) The grant of an Award shall not obligate the Company or any Subsidiary or Foreign Affiliate to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

     (c) When granting Awards to employees of a Foreign Affiliate, the Committee shall have complete discretion and authority to grant such Awards in compliance with all present and future laws of the country or countries that may apply to the grant

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          of the Award or the issuance of Company Stock pursuant to the Award.
          Such authorization shall extend to and includes establishing one or more separate sub-plans which include provisions not inconsistent with the Plan that comply with statutory or regulation requirements imposed by the foreign country or countries of the Foreign Affiliate or in which Participants employed by the Foreign Affiliate reside.

     6.   Stock Options.

     (a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the eligible employee stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

     (b) The Committee shall establish the exercise price of Options. The exercise price of a Nonstatutory Stock Option shall be not less than 85% of the Fair Market Value of the shares of Company Stock covered by the Option on the Date of Grant. The exercise price of an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

     (c) An employee may not receive awards of Options under the Plan with respect to more than 300,000 shares of Company Stock during any calendar year.

     (d) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Change of Control or Corporate Change as the Committee deems appropriate.

     (e) The Committee shall establish the term of each Option in the Participant's stock option agreement. The term of an Incentive Stock Option shall not be longer than ten years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder may not have a term in excess of five years. No Option may be exercised after the expiration of its term or, except as set forth in the Participant's stock option agreement, after the termination of the Participant's employment. The Committee shall set forth in the Participant's stock option agreement when, and under what circumstances, an Option may be exercised after termination of the Participant's employment.

     (f) An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of

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          Grant) of the Company Stock with respect to which Incentive Stock
          Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted after 1986 under the Plan and all other plans of the Company and any parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

     (g) If a Participant dies and if the Participant's stock option agreement provides that part or all of the Option may be exercised after the Participant's death, then such portion may be exercised by the personal representative of the Participant's estate during the time period specified in the stock option agreement.

     (h) The Committee may, in its discretion, grant Options containing a Replacement Feature as described in Section 9(b) and may amend previously granted Nonstatutory Stock Options to provide such a Replacement Feature.

     7.   Restricted Stock Awards.

     (a) Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted and the terms and conditions to which the Award is subject. This notice, when accepted in writing by the Participant, shall become an Award agreement between the Company and the Participant. Certificates representing the shares shall be issued in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

     (b) The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued employment and financial performance goals. Without limiting the foregoing, the Committee may provide performance acceleration parameters under which all, or a portion, of the Restricted Stock will vest on the Company's achievement of established performance objectives. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below. The terms and conditions on Restricted Stock may include the achievement of one or more Performance Goals as defined in
          Section 22. Any award of Restricted Stock that is subject to a Performance Goal shall be governed by the provisions of Section 22 to the extent that the award is intended to comply with the requirements of Code section 162(m).

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     (c)  The Committee may provide in a Restricted Stock Award, or subsequently, that the restrictions will lapse if a Change of Control or Corporate Change occurs. The Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or may remove restrictions on Restricted Stock as it deems appropriate. The Committee's discretion shall be limited as provided in Section 22 to the extent that the award is intended to comply with the requirements of Code section 162(m).

     (d) A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award agreement and in the Plan. In other respects, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant's Award agreement. If stock dividends are declared on Restricted Stock, such stock dividends or other distributions shall be subject to the same restrictions as the underlying shares of Restricted Stock.

     (e) The number of shares of Restricted Stock subject to outstanding awards at any time may not exceed 3,944,403 less the number of shares of Restricted Stock with respect to which restrictions have previously lapsed (other than through forfeiture).

     8.   Incentive Stock Awards.

     (a) Incentive Stock may be issued pursuant to the Plan in connection with incentive programs established from time to time by the Committee. The Committee shall establish such performance criteria as it deems appropriate as a prerequisite for the issuance of Incentive Stock. A Participant who is eligible to receive Incentive Stock will have no rights as a shareholder before receipt of the Incentive Stock certificates. Incentive Stock may be issued without cash consideration. A Participant's interest in an incentive program or the contingent right to receive Incentive Stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

     (b) The Committee may provide in the incentive program, or subsequently, that Incentive Stock will be issued if a Change of Control or Corporate Change occurs, even though the performance goals set by the Committee have not been met.

     9.   Method of Exercise of Options.

     (a) Options may be exercised by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant may (i) deliver Company Stock that the Participant has owned for at least six months (valued at Fair Market Value on the date of exercise), or cause

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          shares of Company Stock (valued at their Fair Market Value on the date of exercise) to be withheld in satisfaction of all or any part of the exercise price, (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes, or (iii) deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price, together with such collateral and subject to such terms as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be equal to the minimum interest rate required at the time to avoid imputed interest to the Participant under the Code.

     (b) If a Participant exercises an Option that has a Replacement Feature by delivering already owned shares of Company Stock, the Participant shall automatically be granted a Replacement Option. The Replacement Option shall be subject to the following provisions:

          (i) The Replacement Option shall cover the number of shares of Company Stock delivered by the Participant to exercise the Option;

          (ii)   The Replacement Option will not have a Replacement Feature;

          (iii) The exercise price of shares of Company Stock covered by a Replacement Option shall be not less than 100% of the Fair Market Value of such shares on the date the Participant delivers shares of Company Stock to exercise the Option; and

          (iv) The Replacement Option shall be subject to the same restrictions on exercisability as those imposed on the underlying Option and such other restrictions as the Committee deems appropriate.

     (c) Notwithstanding anything herein to the contrary, Awards shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

     10.  Deferral of Payment.

     (a) Regardless of whether provided for in the Award agreement, the Committee may defer payment of a Participant's benefit under the Plan if and to the extent that the sum of (i) the Participant's Plan benefit, plus (ii) all other compensation paid or payable to the Participant for the fiscal year in which the Plan benefit would otherwise be paid exceeds the maximum amount of compensation that the Company may deduct under Code section 162(m) with respect to the Participant for the year. If deferred by the Committee, the benefit shall be paid in the first fiscal year of the Company in which the sum of the Participant's Plan benefit and all other compensation paid or payable to the Participant does not exceed the maximum amount of compensation deductible by the Company under Code

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          section 162(m). This Section shall only apply to Participants and Plan benefits covered by Code section 162(m).

     (b) The Committee may defer payment of part or all of a Plan benefit with respect to a Participant who is an Insider, to the extent necessary or appropriate to comply with Rule 16b-3.

     (c) The Committee shall have sole discretion to determine whether and to what extent Plan benefits are to be deferred pursuant to this Section, how such deferred amounts are to be calculated and when deferred amounts shall be paid. The Committee's determination shall be final and binding.

     11. Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee and, in the case of an Insider, in accordance with Rule 16b-3.

     12.  Nontransferability of Awards.

     (a) In general Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below. Options shall be exercisable, during the Participant's lifetime, only by the Participant or by his guardian or legal representative.

     (b) Notwithstanding the provisions of (a) and subject to applicable securities laws, the Committee may grant Nonstatutory Stock Options that permit, or amend Nonstatutory Stock Options to permit, a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members or to a partnership whose only partners are immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate. Except to the extent otherwise permitted by Rule 16b-3, Options that are intended to be exempt from Section 16(b) of the Act pursuant to Rule 16b-3 may not be transferable except by will or by the laws of descent and distribution.

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     13.  Effective Date of the Plan.  The Plan was originally effective as of
February 15, 1996. The 1997 Amendment and Restatement of the Plan shall be effective as of August 12, 1997. Until the original Plan, as amended, is approved by the Company's shareholders and all applicable federal and state securities laws have been complied with and the shares of Company Stock have been listed on the stock exchange or exchanges where traded, no Options shall be exercisable and no Awards shall be made that would result in the issuance of shares of Company Stock.

     14. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on February 14, 2006. No Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that, if and to the extent required by Rule 16b-3, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 15), expands the class of persons eligible to receive Awards, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Award previously granted to him.

     15.  Change in Capital Structure.

     (a) In the event of a stock dividend, stock split or combination of shares, spin-off, reclassification, recapitalization, merger or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

     (b) In the event the Company distributes to its shareholders a dividend, or sells or causes to be sold to a person other than the Company or a Subsidiary shares of stock in any corporation (a "Spinoff Company") which, immediately before the distribution or sale, was a majority owned Subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate. The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions, and, without limiting the

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          foregoing, may substitute securities of a Spinoff Company for securities of the Company. The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company's shareholders and the Participants in the businesses operated by the Spinoff Company. The Committee's determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

     (c) If a Change of Control or Corporate Change occurs, the Committee may take such actions with respect to outstanding Awards as the Committee deems appropriate. These actions may include, but shall not be limited to, accelerating the vesting and payment of Awards, releasing restrictions on Awards, and accelerating the expiration dates of Options. The effectiveness of such acceleration or release of restrictions shall be conditioned upon the consummation of the applicable Change of Control or Corporate Change.

     (d) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

     16.  Administration of the Plan.

     (a) The Plan shall be administered by a Committee consisting of two or more outside directors of the Company, who shall be appointed by the Board. The Board may designate the Compensation Committee of the Board, or a subcommittee of the Compensation Committee, to be the Committee for purposes of the Plan. If and to the extent required by Rule 16b-3, all members of the Committee shall be "disinterested persons" as that term is defined in Rule 16b-3, and the Committee shall be comprised solely of two or more "outside directors" as that term is defined for purposes of Code section 162(m). If any member of the Committee fails to qualify as an "outside director" or (to the extent required by Rule 16b-3) a "disinterested person," such person shall immediately cease to be a member of the Committee and shall not take part in future Committee deliberations. The Committee from time to time may appoint members of the Committee and may fill vacancies, however caused, in the Committee.

     (b) The Committee shall have the authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible employees shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) whether to include a Replacement

          Feature in an Option and the conditions of any Replacement Feature,
          (v) the Fair Market Value of Company Stock, (vi) the time or times when an Award shall be granted, (vii) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (viii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (ix) whether a Change of Control or Corporate Change exists, (x) the terms of incentive programs, performance criteria and other factors relevant to the issuance of Incentive Stock or the lapse of restrictions on Restricted Stock or Options, (xi) when Options may be exercised, (xii) whether to approve a Participant's election with respect to Applicable Withholding Taxes, (xiii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted, (xiv) notice provisions relating to the sale of Company Stock acquired under the Plan, and
          (xv) any additional requirements relating to Awards that the Committee deems appropriate. Notwithstanding the foregoing, no "tandem stock options" (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options.

     (c) When granting Awards to employees of a Foreign Affiliate, the Committee shall have complete discretion and authority to grant such Awards in compliance with all present and future laws of the country or countries that may apply to the grant of the Award or the issuance of Company Stock pursuant to the Award.

     (d) The Committee shall have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of an Option as an Incentive Stock Option. The consent of the Participant must be obtained with respect to any amendment that would adversely affect the Participant's rights under the Award, except that such consent shall not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.

     (e) The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement. The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

     (f) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

     17. Issuance of Company Stock. The Company shall not be required to issue or deliver any certificate for shares of Company Stock before (i) the admission of such shares to listing on any stock exchange on which the Company Stock may then be listed, (ii) receipt of any required registration or other qualification of such shares under any state or federal law or regulation that the Company's counsel shall determine is necessary or advisable, and (iii) the Company shall have been advised by counsel that all applicable legal requirements have been complied with. The Company may place on a certificate representing Company Stock any legend required to reflect restrictions pursuant to the Plan, and any legend deemed necessary by the Company's counsel to comply with federal or state securities laws. The Company may require a customary written indication of a Participant's investment intent. Until a Participant has been issued a certificate for the shares of Company Stock acquired, the Participant shall possess no shareholder rights with respect to the shares.

     18. Rights under the Plan. Title to and beneficial ownership of all benefits described in the Plan shall at all times remain with the Company. Participation in the Plan and the right to receive payments under the Plan shall not give a Participant any proprietary interest in the Company or any Subsidiary or any of their assets. No trust fund shall be created in connection with the Plan, and there shall be no required funding of amounts that may become payable under the Plan. A Participant shall, for all purposes, be a general creditor of the Company. The interest of a Participant in the Plan cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his creditors.

     19. Beneficiary. A Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive any payments under Awards of Restricted Stock or Incentive Stock after the Participant's death. If a Participant makes no valid designation, or if the designated beneficiary fails to survive the Participant or otherwise fails to receive the benefits, the Participant's beneficiary shall be the first of the following persons who survives the Participant: (a) the Participant's surviving spouse, (b) the Participant's surviving descendants, PER STIRPES, or (c) the personal representative of the Participant's estate.

     20. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company --at its principal business address to the attention of the Secretary; (b) if to any Participant --at the last address of the Participant known to the sender at the time the notice or other communication is sent.

     21. Interpretation. The terms of this Plan and Awards granted pursuant to the Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code or compliance with Code section 162(m), to the extent applicable, and they are subject to all present and future rulings of the Securities Exchange Commission with respect to Rule16b-3. If any provision of the Plan or an Award conflicts with any such regulation or ruling, to the extent applicable, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan and/or the Award shall be void and of no effect.

     22.  Performance Grants.

     (a) Each Performance Grant shall be evidenced by an Award setting forth the Performance Goals for the award, including the Performance Measure, the target and maximum amounts payable and such other terms and conditions as are applicable to the Performance Grant. Each Performance Grant shall be granted and administered to comply with the requirements of Code section 162(m). The aggregate maximum amount payable in cash under the Plan to any Participant in any Plan Year shall not exceed $3,000,000. The aggregate number of shares of Company Stock which may be awarded to any Participant as a Performance Grant during any Plan Year shall not exceed 300,000. In the event of any conflict between an Award and the Plan, the terms of the Plan shall govern.

     (b) The Committee shall establish the Performance Goals for Performance Grants to Participants. The Committee shall determine the extent to which any Performance Measure shall be used and weighted in determining Performance Grants. The Committee may vary the Performance Measure, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant and Plan Year to Plan Year. The Committee may increase, but not decrease, any Performance Goal during a Plan Year.

     (c) The Committee shall establish for each Performance Grant the amount of cash or Company Stock payable at specified levels of performance, based on the Performance Goal for each Performance Measure. Any Performance Grant shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made prior to the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a Plan Year the amount of cash or Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments as provided in a Performance Grant.

     (d) The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of a Performance Measure to the Performance Goal as established in the Grant Agreement. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

     (e) Performance Grants will be paid in cash, Company Stock or both, at such time or times as are provided in the Grant Agreement. The Committee may provide in the Grant Agreement that the Participant may make a prior election to defer the payment under a Performance Grant subject to such terms and conditions as the Committee may determine.

     (f) Nothing contained in the Plan will be deemed in any way to limit or restrict any Employer or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

     (g) A Participant who receives a Performance Grant payable in Company Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Performance Grant. The Company Stock may be issued without cash consideration.

     (h) A Participant's interest in a Performance Grant may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

     (i) As used in the Plan, the following terms shall have the meanings indicated:

          (i) "Performance Goal" means a target performance or range of target performances of one or more Performance Measures.

          (ii) "Performance Grant" means an Award made pursuant to this Section 22.

          (iii) "Performance Measure" means one or more of the following financial measures: cash flow; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; earnings per share (including or excluding nonrecurring items); earnings per share before extraordinary items; income from operations (including or excluding nonrecurring items); economic value added (net operating profit after tax less a charge for use of capital as determined under a methodology approved by the Committee); income from operations to capital spending; free cash flow; net income (including or excluding nonrecurring items and/or extraordinary items); net sales; price per share of Company Stock; return on assets; return on capital employed; return on equity; return on investment; return on sales; sales volume; or total return to shareholders. Any Performance Measure may be used to measure the performance of the Company as a whole or any business unit of the Company. As determined by the Committee, any Performance Measure shall be calculated in accordance with the Company's public financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of a Performance Grant which is consistently applied. The Committee shall have the power and complete discretion to determine the methodology for the calculation of Performance Measures.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed this _____ day of ____________, 1997.

                              FORT JAMES CORPORATION

     By: /s/
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                                    Title:
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